Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS RECORD THIRD QUARTER FINANCIAL RESULTS

•	Third quarter sales were a record $87.9 million, up 68% from Q3 2017 and 9% sequentially

•	DynaEnergetics sales increased 12% sequentially while NobelClad’s declined 2% sequentially; both businesses exceeded forecasted sales

•	Consolidated gross margin was 34% versus 33% in Q3 2017 and 33% in Q2 2018

•	Net income was $4.9 million, or $0.33 per diluted share; adjusted net income* was $10.0 million, or $0.68 per diluted share

•	Adjusted EBITDA* of $17.2 million was up 23% sequentially and 100% versus Q3 2017

•	DynaEnergetics resolves 2015 anti-dumping case; will tender one-time $8 million penalty in Q4 2018; penalty fully accrued as of Q3 2018

•	DynaEnergetics successfully defends itself in third consecutive patent infringement action brought by a competitor

BOULDER, Colo. - October 25, 2018 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its third quarter ended September 30, 2018.

Consolidated sales were a quarterly record $87.9 million, up 68% versus the third quarter of 2017 and up 9% sequentially from the 2018 second quarter. The results, which exceeded management’s forecasted range of $82 million to $85 million, principally were driven by strong demand and an expanding customer base at DynaEnergetics, DMC’s oilfield products business. Sales at NobelClad, DMC’s explosion welding business, also exceeded forecasts.

Third quarter gross margin was 34% versus 33% in the year-ago third quarter and 33% in the second quarter. The improvement primarily resulted from higher proportional sales from DynaEnergetics versus NobelClad, as well as higher average selling prices at DynaEnergetics and an improved project mix at NobelClad.

Operating income was $8.8 million versus an operating loss of $12.4 million in last year’s third quarter, which included a $17.6 million goodwill impairment charge. Net income was $4.9 million, or $0.33 per diluted share, versus net loss of $14.1 million, or a loss of $0.98 per diluted share, in last year’s third quarter.

Excluding $192,000 in restructuring expenses at NobelClad and $4.9 million of accrued anti-dumping penalties at DynaEnergetics, adjusted operating income* was $13.9 million and adjusted net income was $10.0 million, or $0.68 per diluted share.

Subsequent to the close of the third quarter, DynaEnergetics was notified by U.S. Customs of its decision to assess an $8.0 million penalty with respect to a 2015 anti-dumping and countervailing duties case. The Company previously estimated a potential penalty range of $3.1 million to $12.4 million. DynaEnergetics, which has elected not to continue its appeals in the case, recorded an accrual for potential penalties of $3.1 million in the first quarter of 2018 and an additional $4.9 million in the third quarter of 2018. DMC plans to tender the $8.0 million in the fourth quarter of 2018.

Third quarter adjusted EBITDA, inclusive of approximately $2.2 million in litigation expense, was $17.2 million versus $8.6 million in last year’s third quarter and $13.9 million in this year’s second quarter.

Net debt* (lines of credit less cash and cash equivalents) at September 30, 2018, was $30.4 million versus $28.0 million at June 30, 2018, and $9.0 million at December 31, 2017. The increase primarily is attributable to borrowings to fund increased working capital and for the construction of DynaEnergetics’ new manufacturing, assembly and administrative facility in Blum, Texas.

DynaEnergetics
Third quarter sales at DynaEnergetics were a record $66.3 million, up 88% versus last year’s third quarter and a 12% sequential increase. Gross margin was 37%, down from 39% in last year’s third quarter and flat versus this year’s second quarter. Operating income was $9.9 million versus $6.9 million in the comparable year-ago quarter. Adjusted EBITDA was $16.4 million versus $8.6 million in the 2017 third quarter.

NobelClad
NobelClad reported third-quarter sales of $21.6 million, up 28% versus the 2017 third quarter and down 2% sequentially. Gross margin was 25% versus 21% in last year’s third quarter and 23% in the second quarter. The improvement reflects a higher margin project mix. Operating income was $2.1 million versus an operating loss of $17.0 million in the year-ago quarter, which included the $17.6 million goodwill impairment charge. Excluding restructuring charges related to NobelClad’s European consolidation program, adjusted operating income in this year’s third quarter was $2.3 million. Adjusted EBITDA was $3.1 million versus $1.5 million in last year’s third quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the third quarter was 1.05. Order backlog was $36.3 million versus $37.0 million at the end of the 2018 second quarter.

Nine-month results
Consolidated sales for the nine-month period were $236.1 million, up 71% versus the 2017 nine-month period. Gross margin was 34% versus 30% in the same period a year ago. Operating income was $24.4 million, which included $8 million in accrued anti-dumping penalties and $553,000 in restructuring expenses, versus a loss from operations of $12.8 million in last year’s nine-month period, which included approximately $458,000 in restructuring expenses and the $17.6 million goodwill impairment charge. Net income for the 2018 period was $15.2 million, or $1.02 per diluted share, versus a net loss of $16.9 million, or $1.18 per diluted share, in the same period a year ago.

Nine-month adjusted operating income was $32.9 million and adjusted net income was $23.8 million, or $1.61 per diluted share. Adjusted EBITDA, inclusive of approximately $5.1 million in litigation expense, was $42.7 million versus $15.5 million in last year’s nine-month period.

DynaEnergetics
Nine-month sales at DynaEnergetics were $174.3 million, up 107% from $84.2 million in last year’s nine-month period. Operating income was $30.8 million versus $8.9 million in the comparable year-ago period. Adjusted EBITDA was $43.5 million versus $14.5 million in last year’s nine-month period.

NobelClad
NobelClad reported nine-month sales of $61.8 million, up 14% from $54.1 million at the nine-month mark last year. Operating income was $3.8 million versus an operating loss of $14.3 million in the comparable year-ago period, while adjusted EBITDA was $6.8 million versus $6.2 million in last year’s nine-month period.

Management Commentary

“Our third quarter financial performance was primarily driven by continued widespread adoption of DynaEnergetics’ Factory-Assembled, Performance-Assured™ DynaStage™ system,” said Kevin Longe, DMC’s president and CEO. “DynaEnergetics has sold more than 500,000 DynaStage units since launching the product into North America’s unconventional onshore oil and gas industry approximately two years ago. It is gratifying to see the transformative impact the system is having on our customers’ well-completion programs.

“Production and assembly operations are up and running at DynaEnergetics’ state-of-the-art manufacturing center in Blum, Texas, and the facility will be fully operational in the coming weeks. Despite the short-term slowdown in well completion activity within certain U.S. oil and gas basins, we expect DynaEnergetics will see escalating demand during 2019. Our new facility ensures we have the manufacturing and assembly capacity to meet our customers’ expanding needs.”

“Our NobelClad business continues to report improving activity within its base repair and maintenance business, which is benefitting from increased investments by North America’s downstream oil and gas sector. NobelClad also is in the final phases of its European consolidation program, which will be complete in the fourth quarter.”

Longe added, “We have made important progress with multiple legal issues in recent weeks. DynaEnergetics recently announced a third consecutive successful defense of a patent infringement allegation brought by a major competitor. We also resolved a three-year-old anti-dumping case, and while we are disappointed by the outcome of the penalty phase, we are encouraged this issue is finally behind us.

“I am pleased with the exceptional performance of DMC’s global workforce during a transformative period for the Company,” Longe said. “Our collaborative culture and the dedication of employees at every level of our organization has helped establish DynaEnergetics and NobelClad as leaders in their respective industries, and is positioning DMC to deliver strong long-term returns for its stakeholders.”

Guidance
Michael Kuta, CFO, said fourth quarter sales are expected in a range of $82 million to $85 million versus the $54.5 million reported in the 2017 fourth quarter. At the business level, DynaEnergetics is expected to report sales in a range of $60 million to $63 million versus $37.1 million reported in last year’s fourth quarter. The anticipated sequential decline from the $66.3 million reported in the third quarter reflects the expected short-term decline in well completion activity in the Permian Basin due to limited take-away capacity, and expended customer budgets in other North American oil and gas basins. NobelClad’s sales are expected to be approximately $22 million versus $17.4 million reported in the 2017 fourth quarter. Consolidated gross margin is expected to be in a range of 33% to 34% versus the 33% in the year-ago fourth quarter.

Fourth quarter selling, general and administrative (SG&A) expense is expected to be approximately $17.5 million, inclusive of approximately $3.0 million in litigation expense. SG&A in last year’s fourth quarter was $12.5 million. Amortization expense is expected to be approximately $600,000 versus $1.0 million in the fourth quarter last year, while interest expense is expected to be approximately $500,000. Restructuring expense related to the completion of NobelClad’s European consolidation will be approximately $600,000.

Adjusted EBITDA, inclusive of litigation expense, is expected in a range of $13 million to $14 million versus $7.7 million in last year’s fourth quarter.

Kuta said DMC’s prior full-year financial guidance is unchanged, with the exception of adjusted net income per share, which now is expected in a range of $1.95 to $2.05 versus a prior range of $1.80 to $2.00.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: http://www.investorcalendar.com/event/38188, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through November 1, 2018, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #38188.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), adjusted diluted earnings (loss) per share, and net debt are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings (loss) per share is defined as diluted earnings (loss) per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as lines of credit less cash and cash equivalents. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss), net income (loss) and diluted earnings (loss) per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including fourth quarter and full-year 2018 guidance on sales and gross margin, SG&A, litigation expense, amortization expenses, earnings per share, adjusted EBITDA, interest expense, and our effective tax rate; timing of the completion of DynaEnergetics’ new manufacturing facility; plans to tender $8 million in anti-dumping penalties in the fourth quarter; the anticipated escalation in demand at DynaEnergetics during 2019; and the prospects for enhanced value for DMC stakeholders. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; our ability to complete our capacity expansion initiatives on schedule and on budget; the availability and cost of funds; the outcome of ongoing litigation matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2017. We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sequential	Year-on-year
NET SALES	$87,883	$80,915	$52,161	9%	68%
COST OF PRODUCTS SOLD	58,155	54,140	34,999	7%	66%
Gross profit	29,728	26,775	17,162	11%	73%
COSTS AND EXPENSES:
General and administrative expenses	9,630	9,743	6,535	-1%	47%
Selling and distribution expenses	5,420	5,795	4,446	-6%	22%
Amortization of purchased intangible assets	769	791	1,046	-3%	-26%
Restructuring expenses	192	217	—	-12%	100%
Anti-dumping duty penalties	4,897	—	—	100%	100%
Goodwill impairment charge	—	—	17,584	—%	-100%
Total costs and expenses	20,908	16,546	29,611	26%	-29%
OPERATING INCOME (LOSS)	8,820	10,229	(12,449)	-14%	171%
OTHER EXPENSE:
Other expense, net	(335)	(327)	(436)	-2%	23%
Interest expense, net	(495)	(136)	(367)	-264%	-35%
INCOME (LOSS) BEFORE INCOME TAXES	7,990	9,766	(13,252)	-18%	160%
INCOME TAX PROVISION	3,080	3,394	812	-9%	279%
NET INCOME (LOSS)	4,910	6,372	(14,064)	-23%	135%
NET INCOME (LOSS) PER SHARE
Basic	$0.33	$0.43	$(0.98)	-23%	134%
Diluted	$0.33	$0.43	$(0.98)	-23%	134%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,571,155	14,534,016	14,368,225	—%	1%
Diluted	14,571,155	14,534,016	14,368,225	—%	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Nine months ended
	Sep 30, 2018	Sep 30, 2017	Year-on-year
NET SALES	$236,111	$138,314	71%
COST OF PRODUCTS SOLD	156,855	96,767	62%
Gross profit	79,256	41,547	91%
COSTS AND EXPENSES:
General and administrative expenses	27,550	19,821	39%
Selling and distribution expenses	16,427	13,420	22%
Amortization of purchased intangible assets	2,365	3,034	-22%
Restructuring expenses	553	458	21%
Anti-dumping duty penalties	8,000	—	100%
Goodwill impairment charge	—	17,584	-100%
Total costs and expenses	54,895	54,317	1%
OPERATING INCOME (LOSS)	24,361	(12,770)	291%
OTHER EXPENSE:
Other expense, net	(1,039)	(965)	-8%
Interest expense, net	(1,096)	(1,201)	9%
INCOME (LOSS) BEFORE INCOME TAXES	22,226	(14,936)	249%
INCOME TAX PROVISION	7,024	1,956	259%
NET INCOME (LOSS)	15,202	(16,892)	190%
NET INCOME (LOSS) PER SHARE
Basic	$1.02	$(1.18)	186%
Diluted	$1.02	$(1.18)	186%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,518,765	14,333,452	1%
Diluted	14,518,765	14,333,452	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.06

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sequential	Year-on-year
Net sales	$66,250	$58,899	$35,320	12%	88%
Gross profit	24,505	21,748	13,668	13%	79%
Gross profit percentage	37.0%	36.9%	38.7%
COSTS AND EXPENSES:
General and administrative expenses	5,556	5,120	3,186	9%	74%
Selling and distribution expenses	3,522	3,711	2,669	-5%	32%
Amortization of purchased intangible assets	670	689	946	-3%	-29%
Anti-dumping duty penalties	4,897	—	—	100%	100%
Operating income	9,860	12,228	6,867	-19%	44%
Adjusted EBITDA	$16,352	$13,803	$8,624	18%	90%

	Nine months ended		Change
	Sep 30, 2018	Sep 30, 2017	Year-on-year
Net sales	$174,270	$84,169	107%
Gross profit	65,879	29,863	121%
Gross profit percentage	37.8%	35.5%
COSTS AND EXPENSES:
General and administrative expenses	14,526	9,713	50%
Selling and distribution expenses	10,493	8,035	31%
Amortization of purchased intangible assets	2,059	2,749	-25%
Restructuring expenses	—	458	-100%
Anti-dumping duty penalties	8,000	—	100%
Operating income	30,801	8,908	246%
Adjusted EBITDA	$43,530	$14,503	200%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

NobelClad

	Three months ended			Change
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sequential	Year-on-year
Net sales	$21,633	$22,016	$16,841	-2%	28%
Gross profit	5,302	5,120	3,560	4%	49%
Gross profit percentage	24.5%	23.3%	21.1%
COSTS AND EXPENSES:
General and administrative expenses	1,090	1,135	1,210	-4%	-10%
Selling and distribution expenses	1,822	1,963	1,696	-7%	7%
Amortization of purchased intangible assets	99	102	100	-3%	-1%
Restructuring expenses	192	217	—	-12%	100%
Goodwill impairment charge	—	—	17,584	—%	-100%
Operating income (loss)	2,099	1,703	(17,030)	23%	112%
Adjusted EBITDA	$3,093	$2,737	$1,486	13%	108%

	Nine months ended		Change
	Sep 30, 2018	Sep 30, 2017	Year-on-year
Net sales	$61,841	$54,145	14%
Gross profit	13,615	11,885	15%
Gross profit percentage	22.0%	22.0%
COSTS AND EXPENSES:
General and administrative expenses	3,305	3,206	3%
Selling and distribution expenses	5,660	5,123	10%
Amortization of purchased intangible assets	306	285	7%
Restructuring expenses	553	—	100%
Goodwill impairment charge	—	17,584	-100%
Operating income (loss)	3,791	(14,313)	126%
Adjusted EBITDA	$6,779	$6,198	9%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Sep 30, 2018	Jun 30, 2018	Dec 31, 2017	Sequential	From year-end
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$11,098	$6,629	$8,983	67%	24%
Accounts receivable, net	65,618	62,821	49,468	4%	33%
Inventory, net	56,496	53,709	35,742	5%	58%
Other current assets	6,664	6,411	5,763	4%	16%

Total current assets	139,876	129,570	99,956	8%	40%

Property, plant and equipment, net	79,782	70,527	59,872	13%	33%
Purchased intangible assets, net	9,515	10,528	12,861	-10%	-26%
Other long-term assets	346	157	394	120%	-12%

Total assets	$229,519	$210,782	$173,083	9%	33%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$25,068	$27,753	$19,826	-10%	26%
Accrued anti-dumping duties and penalties	8,000	6,566	3,609	22%	122%
Customer advances	4,310	2,355	5,888	83%	-27%
Dividend payable	298	297	295	—%	1%
Accrued income taxes	9,299	6,557	2,939	42%	216%
Other current liabilities	18,151	14,854	13,070	22%	39%

Total current liabilities	65,126	58,382	45,627	12%	43%

Lines of credit	41,454	34,611	17,984	20%	131%
Deferred tax liabilities	849	606	573	40%	48%
Other long-term liabilities	2,700	2,954	3,119	-9%	-13%
Stockholders’ equity	119,390	114,229	105,780	5%	13%

Total liabilities and stockholders’ equity	$229,519	$210,782	$173,083	9%	33%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,910	$6,372	$(14,064)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation (including capital lease amortization)	1,628	1,601	1,643
Amortization of purchased intangible assets	769	791	1,046
Amortization of deferred debt issuance costs	44	34	31
Stock-based compensation	870	1,084	743
Deferred income tax	243	341	(401)
Loss (gain) on disposal of property, plant and equipment	4	26	(25)
Restructuring expenses	192	217	—
Goodwill impairment charge	—	—	17,584
Transition tax liability	(411)	—	—
Change in working capital, net	(125)	(9,067)	(2,906)
Net cash provided by operating activities	8,124	1,399	3,651
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(10,373)	(10,899)	(1,132)
Net cash used in investing activities	(10,373)	(10,899)	(1,132)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	6,887	5,449	(2,000)
Payment of dividends	(298)	(298)	(296)
Payment of deferred debt issuance costs	(179)	(131)	—
Net proceeds from issuance of common stock	2	230	—
Treasury stock purchases	(70)	(40)	(76)
Net cash provided by (used in) financing activities	6,342	5,210	(2,372)
EFFECTS OF EXCHANGE RATES ON CASH	376	151	99

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,469	(4,139)	246
CASH AND CASH EQUIVALENTS, beginning of the period	6,629	10,768	8,615
CASH AND CASH EQUIVALENTS, end of the period	$11,098	$6,629	$8,861

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Nine months ended
	Sep 30, 2018	Sep 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$15,202	$(16,892)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation (including capital lease amortization)	4,799	5,030
Amortization of purchased intangible assets	2,365	3,034
Amortization of deferred debt issuance costs	268	359
Stock-based compensation	2,662	2,125
Deferred income tax	276	(408)
(Loss) gain on disposal of property, plant and equipment	30	(46)
Restructuring expenses	553	458
Goodwill impairment charge	—	17,584
Transition tax liability	(679)	—
Change in working capital, net	(18,931)	(10,726)
Net cash provided by operating activities	6,545	518
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(26,574)	(3,299)
Proceeds on sale of property, plant and equipment	—	2
Net cash used in investing activities	(26,574)	(3,297)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on bank lines of credit, net	23,512	6,000
Payment of dividends	(891)	(880)
Payment of deferred debt issuance costs	(310)	(133)
Net proceeds from issuance of common stock	232	154
Treasury stock purchases	(453)	(336)
Net cash provided by financing activities	22,090	4,805
EFFECTS OF EXCHANGE RATES ON CASH	54	416

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,115	2,442
CASH AND CASH EQUIVALENTS, beginning of the period	8,983	6,419
CASH AND CASH EQUIVALENTS, end of the period	$11,098	$8,861

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sequential	Year-on-year
Net income (loss)	$4,910	$6,372	$(14,064)	-23%	135%
Interest expense	495	137	367	261%	35%
Interest income	—	(1)	—	100%	—%
Income tax provision	3,080	3,394	812	-9%	279%
Depreciation	1,628	1,601	1,643	2%	-1%
Amortization of purchased intangible assets	769	791	1,046	-3%	-26%

EBITDA	10,882	12,294	(10,196)	-11%	207%
Restructuring	192	217	—	-12%	100%
Accrued anti-dumping penalties	4,897	—	—	100%	100%
Goodwill impairment charge	—	—	17,584	—%	-100%
Stock-based compensation	870	1,084	743	-20%	17%
Other expense, net	335	327	436	2%	-23%
Adjusted EBITDA	$17,176	$13,922	$8,567	23%	100%

	Nine months ended		Change
	Sep 30, 2018	Sep 30, 2017	Year-on-year
Net income (loss)	$15,202	$(16,892)	190%
Interest expense	1,098	1,203	-9%
Interest income	(2)	(2)	—%
Income tax provision	7,024	1,956	259%
Depreciation	4,799	5,030	-5%
Amortization of purchased intangible assets	2,365	3,034	-22%

EBITDA	30,486	(5,671)	638%
Restructuring	553	458	21%
Accrued anti-dumping penalties	8,000	—	100%
Goodwill impairment charge	—	17,584	-100%
Stock-based compensation	2,662	2,125	25%
Other expense, net	1,039	965	8%
Adjusted EBITDA	$42,740	$15,461	176%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Adjusted operating income

	Three months ended			Change
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sequential	Year-on-year
Operating income (loss), as reported	$8,820	$10,229	$(12,449)	-14%	171%
Restructuring programs:
NobelClad	192	217	—	-12%	100%
Accrued anti-dumping penalties	4,897	—	—	100%	100%
Goodwill impairment charge	—	—	17,584	—%	-100%
Adjusted operating income	$13,909	$10,446	$5,135	33%	171%

	Nine months ended		Change
	Sep 30, 2018	Sep 30, 2017	Year-on-year
Operating income (loss), as reported	$24,361	$(12,770)	291%
Restructuring programs:
NobelClad	553	—	100%
DynaEnergetics	—	458	-100%
Accrued anti-dumping penalties	8,000	—	100%
Goodwill impairment charge	—	17,584	-100%
Adjusted operating income	$32,914	$5,272	524%

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

	Three months ended September 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$7,990	$3,080	$4,910	$0.33
Restructuring programs:
NobelClad	192	—	192	0.01
Accrued anti-dumping penalties	4,897	—	4,897	0.34
Net income, excluding charges	$13,079	$3,080	$9,999	$0.68

	Three months ended June 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$9,766	$3,394	$6,372	$0.43
Restructuring programs:
NobelClad	217	—	217	0.02
Net income, excluding charges	$9,983	$3,394	$6,589	$0.45

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended September 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(13,252)	$812	$(14,064)	$(0.98)
Goodwill impairment charge	17,584	300	17,284	1.20
Net income, excluding charges	$4,332	$1,112	$3,220	$0.22

	Nine months ended September 30, 2018
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$22,226	$7,024	$15,202	$1.02
Restructuring programs:
NobelClad	553	—	553	0.04
Accrued anti-dumping penalties	8,000	—	8,000	0.55
Net income, excluding charges	$30,779	$7,024	$23,755	$1.61

	Nine months ended September 30, 2017
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(14,936)	$1,956	$(16,892)	$(1.18)
Restructuring programs:
DynaEnergetics	458	—	458	0.03
Goodwill impairment charge	17,584	300	17,284	1.20
Net income, excluding charges	$3,106	$2,256	$850	$0.05

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sequential	Year-on-year
Operating income	$9,860	$12,228	$6,867	-19%	44%
Adjustments:
Accrued anti-dumping penalties	4,897	—	—	100%	100%
Depreciation	925	886	811	4%	14%
Amortization of purchased intangibles	670	689	946	-3%	-29%
Adjusted EBITDA	$16,352	$13,803	$8,624	18%	90%

	Nine months ended		Change
	Sep 30, 2018	Sep 30, 2017	Year-on-year
Operating income	$30,801	$8,908	246%
Adjustments:
Restructuring	—	458	-100%
Accrued anti-dumping penalties	8,000	—	100%
Depreciation	2,670	2,388	12%
Amortization of purchased intangibles	2,059	2,749	-25%
Adjusted EBITDA	$43,530	$14,503	200%

NobelClad

	Three months ended			Change
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sequential	Year-on-year
Operating income (loss)	$2,099	$1,703	$(17,030)	23%	112%
Adjustments:
Restructuring	192	217	—	-12%	100%
Goodwill impairment charge	—	—	17,584	—%	-100%
Depreciation	703	715	832	-2%	-16%
Amortization of purchased intangibles	99	102	100	-3%	-1%
Adjusted EBITDA	$3,093	$2,737	$1,486	13%	108%

	Nine months ended		Change
	Sep 30, 2018	Sep 30, 2017	Year-on-year
Operating income (loss)	$3,791	$(14,313)	126%
Adjustments:
Restructuring	553	—	100%
Goodwill impairment charge	—	17,584	-100%
Depreciation	2,129	2,642	-19%
Amortization of purchased intangibles	306	285	7%
Adjusted EBITDA	$6,779	$6,198	9%